UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 6, 2012

GLOBAL EAGLE ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-35176	27-4757800
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10900 Wilshire Blvd. Suite 1500, Los Angeles, California 90024

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (310) 209-7280

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On November 6, 2012, Global Eagle Acquisition Corp. (the “Company”) issued a convertible promissory note (the “Convertible Note”) to Global Eagle Acquisition LLC (the “Sponsor”) that provides for the Sponsor to advance to the Company, from time to time, up to $1,000,000 for ongoing expenses.

The Convertible Note is non-interest bearing and is payable on the earlier of (i) the completion of an initial business combination by the Company or (ii) February 18, 2013.

At the option of the Sponsor, any amounts outstanding under the Convertible Note up to $500,000 may be converted into warrants to purchase shares of common stock of the Company at a conversion price of $0.75 per warrant. Each warrant will entitle the Sponsor to purchase one share of common stock of the Company at an exercise price of $11.50 per share commencing 30 days after the completion of an initial business combination by the Company. Each warrant will contain such other terms identical to the warrants purchased by the Sponsor in connection with the Company’s initial public offering.

The issuance of the Convertible Note was made pursuant to the exemption from registration contained in Section 4(2) of the Securities Act of 1933, as amended.

The Company has yet to draw upon the Convertible Note.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth above in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 3.02 Unregistered Shares of Equity Securities.

The disclosure set forth above in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit

10.1*	Convertible Promissory Note, dated November 6, 2012, issued to Global Eagle Acquisition LLC.

*           Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Global Eagle Acquisition Corp.

Dated: November 6, 2012	By:	/s/ Harry E. Sloan
Name: Harry E. Sloan
Title: Chief Executive Officer

[Signature Page to Form 8-K]

EXHIBIT INDEX

Exhibit Number	Exhibit

10.1*	Convertible Promissory Note, dated November 6, 2012, issued to Global Eagle Acquisition LLC.

*           Filed herewith.